Exhibit 99.1

For Immediate Release

Contact: Erin Leventhal Kintera Inc. erin.leventhal@kintera.com Office: 858-795-8979

Kintera Names Chief Operating Officer

SAN DIEGO – Feb. 13, 2006 – Kintera® Inc. (NASDAQ: KNTA) today announced that Richard LaBarbera has been appointed the company’s chief operating officer. A high tech industry veteran with more than 30 years of operating experience, LaBarbera will be responsible for the strategy and execution of Kintera’s business operations.

LaBarbera served as senior vice president and general manager of Sybase, Inc.’s (NYSE: SY) enterprise solutions division, which was responsible for approximately $800 million of Sybase revenue. In this role, he had direct responsibility for product development, product marketing, worldwide sales, support, education and global professional services functions.

“Richard LaBarbera brings to Kintera a strong track record in successfully managing business operations and specifically, growing revenue while reducing expenses,” said Harry E. Gruber, M.D., Kintera CEO. “His experience in executive positions at leading technology companies and more recently, at customer relationship management (CRM) software as a service providers, makes him a valuable addition to the Kintera management team.”

LaBarbera joins Kintera from Echopass Corporation, a leading provider of integrated CRM software as a service and advanced call center solutions that integrate with partners such as Salesforce.com and RightNow® Technologies. At Echopass, he served as chief operations and services officer, where his responsibilities included client renewals, customer service, professional services, support, custom application development, IT operations and provisioning.

LaBarbera previously served as president of Niku Corporation, an enterprise software company now part of Computer Associates, that addresses client needs for CRM, portfolio management, resource and project management, and IT management and governance. At Niku, he was responsible for all operational components of the business, including development, marketing, sales, telesales, professional services and support.

In addition, LaBarbera served in executive roles at Siemens Nixdorf/Pyramid, Octel Communications, Amdahl, Storage Technology Corporation and IBM. He received an MBA from Georgia State University.

“I look forward to using my CRM industry knowledge to spearhead the business operations of such a vibrant company,” said LaBarbera. “Kintera is well positioned to provide complete solutions that help nonprofits achieve their missions. I’m excited to leverage our technology to grow both Kintera’s business and the industry.”

9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com

About Kintera, Inc.

Kintera®, Inc. (NASDAQ: KNTA) provides an online solution to help nonprofit organizations deliver The Giving Experience™ to donors – including giving convenience, financial transparency, feedback about the social impact of their gifts, and a sense of belonging and appreciation. More than 15,000 accounts in the nonprofit, government and corporate sectors use Kintera’s “software as a service” innovations, including the Friends Asking Friends® fundraising program and Kintera Sphere™, an enterprise-grade software platform that provides a secure, scaleable and reliable system for contact relationship management (CRM), a web content management system (CMS), eMarketing and directed giving applications. Additionally, Kintera FundWare® provides award-winning financial management software developed for nonprofit organizations and governments.

Kintera also provides the Kintera GivingFund payment option offering donors Internet convenience for initiating grant requests from their Donor Advised Funds (DAF). Organizations sponsoring donor advised funds as well as recipient nonprofits and foundations are now able to provide improved customer service to philanthropists through this new, innovative way to make major gifts online. A one-time DAF, CharityGift™, is available for purchase at Kintera’s The Giving Communities™ interactive website at www.kintera.org. The site is also a destination for consumers to connect with thousands of causes and organizations.

For more information about Kintera’s software and services, visit www.kintera.com.

Kintera, Kintera Sphere, Friends Asking Friends, The Giving Experience, The Giving Communities, GivingFund, CharityGift, and FundWare are either registered trademarks or trademarks of Kintera, Inc. in the U.S. and/or other countries.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements (including, without limitation, express or implied statements regarding achievement of profitability, reduction of expenses and growth in the market for our products and services) that involve risks and uncertainties. These forward-looking statements represent our estimates and assumptions only as of the date hereof. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation: our limited operating history; our history of losses; our dependence on increased acceptance by nonprofit organizations of online fundraising; lengthy sales cycles for major customers; our need to manage growth; risks associated with accounting for and processing large amounts of donations; the rapidly changing technologies and market demands; and other risks identified in our filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

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9605 Scranton Road, Suite 200  ·  San Diego, CA 92121  ·  858.795.3000  ·  www.kintera.com